As filed with the Securities and Exchange Commission on April 25, 2014

Registration No. 333-194885

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PZENA INVESTMENT MANAGEMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-8999751 (I.R.S. Employer Identification Number)

120 West 45th Street, New York, New York 10036

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 355-1600

Gary J. Bachman

Chief Financial Officer

Pzena Investment Management, Inc.

120 West 45th Street, New York, New York 10036

Telephone: (212) 355-1600

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies of all correspondence to:

Richard B. Aftanas, Esq.	Joan F. Berger
Skadden, Arps, Slate, Meagher & Flom LLP	General Counsel
Four Times Square	Pzena Investment Management, Inc.
New York, New York 10036	120 West 45th Street, New York 10036

Approximate Date of Commencement of Proposed Sale to the Public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Per Share Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Class A common stock, par value $0.01 per share	(3)	(3)	(3)	(3)
Preferred Stock, par value $0.01 per share	(3)	(3)	(3)	(3)
Debt Securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured)	(3)	(3)	(3)	(3)
Subscription Rights	(3)	(3)	(3)	(3)
Purchase Contracts	(3)	(3)	(3)	(3)
Purchase Units	(3)	(3)	(3)	(3)
Warrants	(3)	(3)	(3)	(3)
Total			$150,000,000	$19,320(4)
Secondary Offering:
Class A common stock, par value $0.01 per share	39,173,367(5)	$11.725(6)	$5,161,192(5)(7)	$664.76(5)(7)
Total Primary and Secondary				$19,984.76*

______________________

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder, or in any combination, including with securities added at a later date.

(2)	In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(3)	Represents up to a maximum aggregate offering price of $150,000,000 of the registrant's securities, which may be offered pursuant to this registration statement by the registrant, and which are registered hereby.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Includes 38,733,180 shares of Class A common stock (the “Original Secondary Shares”) previously registered for offer and sale by certain of the selling stockholders pursuant to a registration statement on Form S-3 (Reg. No. 333-172257), which registration statement was originally filed on February 14, 2011 and was declared effective on January 27, 2012 (the “Original Resale Registration Statement”), that have not yet been sold by the selling stockholders named therein. In accordance with Rule 429 under the Securities Act, the prospectus contained herein also relates to and will be used in connection with the offer and sale of the Original Secondary Shares covered by the Original Resale Registration Statement .

(6)	Pursuant to Rule 457(c) under the Securities Act, the offering price for the shares of Class A common stock that may be sold by the selling stockholders is computed based on the average of the high and low prices reported for the registrant’s Class A common stock traded on New York Stock Exchange on March 25, 2013.

(7)	A registration fee of $21,350.74 for the 38,733,180 Original Secondary Shares was previously paid in connection with the filing of the Original Resale Registration Statement as follows: (i) $18,509.95 was paid in connection with the filing of Amendment No. 1 thereto on December 27, 2011, and (ii) $2,840.79 was paid in connection with the original filing thereof on February 14, 2011. Such registration fee is transferred and carried forward to this registration statement pursuant to Rule 429 under the Securities Act. The $664.76 registration fee for the remaining 440,187 shares of Class A common stock was paid in connection herewith as follows: (i) $619.46 was paid with the original filing of this registration statement on March 28, 2014, and (ii) $45.31 was paid with the filing of Amendment No. 1 to this registration statement on April 25, 2014.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

*	Previously paid.

EXPLANATORY NOTE

This registration statement on Form S-3 carries forward an aggregate of 38,733,180 shares of the registrant’s Class A common stock (the “Original Secondary Shares”) previously registered for offer and sale by certain of the selling stockholders pursuant to a registration statement on Form S–3 (Reg. No. 333-172257), which registration statement was originally filed with the Securities and Exchange Commission on February 14, 2011 and was declared effective on January 27, 2012 (the “Original Resale Registration Statement”). The Original Secondary Shares have not yet been sold by the selling stockholders named therein. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is filing a single prospectus in this registration statement, in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and the offering registered on the previously filed registration statement. The combined prospectus in this registration statement is both (i) a new registration statement with respect to the offer and sale of (a) up to a maximum aggregate offering price of $150,000,000 of the registrant's securities that may be offered by the registrant, and (b) 410,187 shares of the registrant's Class A common stock that may be offered by the selling stockholders named herein and (ii) a Post-Effective Amendment No. 1 to the Original Resale Registration Statement with respect to the offer and sale of the Original Secondary Shares by the selling stockholders named therein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 25, 2014

PROSPECTUS

$150,000,000

Shares of Class A Common Stock

Preferred Stock

Debt Securities

Subscription Rights

Purchase Contracts

Purchase Units

Warrants

Up to 39,143,367 Shares of Class A Common Stock

Offered by the Selling Stockholders

We may offer and sell, from time to time in one or more offerings, any combination of the securities described in this prospectus having an aggregate initial offering price on terms to be determined at the time of offering. We may offer and sell up to a maximum aggregate offering price of $150,000,000 of the following types of our securities of: (i) shares of Class A common stock, par value $0.01 per share, (ii) shares of our preferred stock, par value $0.01 per share; (iii) debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured; (iv) purchase contracts; (v) purchase units; (vi) subscription rights to purchase common stock, preferred stock, debt securities or other securities and (vii) warrants to purchase debt or equity securities.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering and may also add new securities in any such supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We may offer and sell these securities to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, broker-dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of our securities. The names of any underwriters, broker-dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

In addition, the selling stockholders named in this prospectus may offer to sell from time to time in the future, together or separately, up to an aggregate of 39,143,367 shares of our Class A common stock, par value $0.01 per share, directly or through one or more underwriters, broker-dealers or agents. We provide more information about the selling stockholders and how they may sell their shares of Class A common stock in the sections entitled "Selling Stockholders" and "Plan of Distribution" herein.

Shares of our Class A common stock are traded on the New York Stock Exchange under the symbol "PZN". On April 24, 2014, the NYSE official closing price of shares of our Class A common stock was $10.92 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 2 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April      , 2014

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. Information filed with the SEC subsequent to the date of this prospectus and prior to the termination of the particular offering referred to in the prospectus supplement will automatically be deemed to update and supersede inconsistent information contained in this prospectus. You should read in their entirety both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the section entitled “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or other offering materials. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

As used in this prospectus, unless otherwise specified or the context requires otherwise, the terms "we" or "us" refer to Pzena Investment Management, Inc. and its subsidiaries. References to "selling stockholders" refer to the holders listed under "Selling Stockholders" herein.

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PZENA INVESTMENT MANAGEMENT, INC.

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and the documents that we incorporate by reference into this prospectus, before making an investment decision.

Overview

We are the sole managing member of Pzena Investment Management, LLC, which is our operating company. Founded in 1995, Pzena Investment Management, LLC is a value-oriented investment management company. We believe that we have established a positive, team-oriented culture that enables us to attract and retain very qualified people. Over the past eighteen years, we have built a diverse, global client base of respected and sophisticated institutional investors, high net worth individuals and select third-party distributed mutual funds, for which we act as sub-investment adviser.

Company Information

Our principal executive office is located at 120 West 45th Street, New York, New York 10036 and our main telephone number is (212) 355-1600. Our website address is www.pzena.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risk factors described in "Part I—Item 1A—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013, which report is incorporated by reference herein, as such information may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and all other information contained in or incorporated by reference in this prospectus, before deciding to invest in our securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations, or forecasts, of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as "anticipate," "believe," "continue," "ongoing," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project" or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled "Part I—Item 1A—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013, which report is incorporated by reference herein, as such information may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statements to reflect circumstances or events after the date of this prospectus, or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission, or SEC, after the date of this prospectus.

Forward-looking statements include, but are not limited to, statements about:

•	our anticipated future results of operations and operating cash flows;
•	our business strategies and investment policies;
•	our financing plans and the availability of short- or long-term borrowing, or equity financing;
•	our competitive position and the effects of competition on our business;
•	potential growth opportunities available to us;
•	the recruitment and retention of our employees;
•	our expected levels of compensation for our employees;
•	our potential operating performance, achievements, efficiency and cost reduction efforts;
•	our expected tax rate;
•	changes in interest rates;
•	our expectation with respect to the economy, capital markets, the market for asset management services and other industry trends; and
•	the impact of future legislation and regulation, and changes in existing legislation and regulation, on our business.

The reports that we file with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of any securities pursuant to this prospectus for general corporate purposes. Further details relating to the use of the net proceeds from the offering of our securities under this prospectus will be set forth in the applicable prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not receive any cash proceeds from the sale by the selling stockholders of shares of our Class A common stock pursuant to this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, the forms or copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. See the section entitled “Where You Can Find More Information.”

Our authorized capital stock consists of 750 million shares of Class A common stock, par value $0.01 per share, 750 million shares of Class B common stock, par value $0.000001 per share and 200 million shares of preferred stock, par value $0.01 per share. As of April 25, 2014, 12,176,592 shares of Class A common stock, 52,980,621 shares of Class B common stock and no shares of preferred stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Common Stock

Class A Common Stock

Voting Rights

Our Class A stockholders are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. Our Class A stockholders are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of our capital stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law or as described in “— Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation — Amendment of Certificate of Incorporation and Bylaws,” amendments to our amended and restated certificate of incorporation must be approved by the affirmative vote of a majority of the outstanding shares entitled to vote. However, amendments to our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class A common stock, so as to affect them adversely, must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to our amended and restated certificate of incorporation to increase or decrease the authorized shares of Class A common stock must be approved by a majority of the votes entitled to be cast by our Class A common stockholders, voting as a separate class.

Dividend Rights

Class A stockholders are entitled to receive dividends, when and if declared by our board of directors, out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. Dividends consisting of shares of Class A common stock may be paid only as follows: (i) shares of Class A common stock may be paid only to holders of shares of Class A common stock; and (ii) shares will be paid proportionally with respect to each outstanding share of our Class A common stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors and to holders of preferred stock having liquidation preference, if any, the Class B stockholders will be entitled to receive the par value of our Class B common stock, following which the Class A stockholders will be entitled to share ratably in our remaining assets available for distribution to Class A stockholders.

Other Matters

In the event of our merger or consolidation with or into another company in connection with which shares of common stock are converted into, or exchangeable for, shares of stock, other securities or property (including cash), Class A stockholders, regardless of class, will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash); provided, that if shares of Class A common stock are exchanged for shares of capital stock, such shares exchanged for, or changed into, may differ to the extent that the shares of Class A common stock and the Class B common stock differ.

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No shares of Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of Class A common stock.

Exchanges of Class B Units for Class A Common Stock and Registration Rights

Vested Class B units of Pzena Investment Management, LLC are exchangeable for shares of our Class A common stock on a one-for-one basis, subject to certain timing and volume limitations.

Class B Common Stock

Issuance of Class B Common Stock with Class B Units

Shares of our Class B common stock are issuable only in connection with the issuance of Class B units of Pzena Investment Management, LLC. When a vested or unvested Class B unit is issued by Pzena Investment Management, LLC, we will issue the holder one share of our Class B common stock in exchange for the payment of its par value, subject to the holder’s agreement to be bound by the terms of the Class B Stockholders’ Agreement described below. Each share of our Class B common stock will be redeemed for its par value and cancelled by us if the holder of the corresponding Class B unit exchanges or forfeits its Class B unit pursuant to the terms of the amended and restated operating agreement of Pzena Investment Management, LLC, the terms of the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan (the “PIM LLC 2006 Equity Incentive Plan”), or otherwise.

Voting Rights

Our Class B stockholders will be entitled to five votes for each share held of record on all matters submitted to a vote of our stockholders, until the first time that the number of shares of our Class B common stock outstanding constitutes less than 20% of the number of all shares of our common stock outstanding. From this time, and thereafter, our Class B stockholders will be entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders.

Class B stockholders will not be entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of our capital stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law or as described in “— Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation — Amendment of Certificate of Incorporation and Bylaws,” amendments to our amended and restated certificate of incorporation must be approved by the affirmative vote of a majority of the outstanding shares entitled to vote. However, amendments to our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the shares of Class B common stock so as to affect them adversely must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to our amended and restated certificate of incorporation to increase or decrease the authorized shares of Class B common stock must be approved by a majority of the votes entitled to be cast by our Class B common stockholders, voting as a separate class.

Class B Stockholders Agreement

All of our Class B stockholders are party to a Class B stockholders’ agreement with respect to all shares of Class B common stock they hold or may acquire in the future. Pursuant to this agreement, they have agreed to vote all their shares of Class B common stock together on any matter submitted to our common stockholders for a vote.

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Prior to any vote of our common stockholders, the Class B stockholders’ agreement provides for a separate, preliminary vote of the shares of Class B common stock on each matter upon which a vote of all common stockholders is proposed to be taken. In this preliminary vote, the participating Class B stockholders may vote all of the shares of Class B common stock then owned by them in the manner that each may determine in his, her or its sole discretion. Each Class B stockholder must then vote all of their shares of Class B common stock in accordance with the vote of the majority of the shares of Class B common stock present (in person or by proxy) and voting in this preliminary vote. In order to give effect to these voting provisions, each of these Class B stockholders has granted Mr. Pzena an irrevocable proxy to vote all their shares of Class B common stock in accordance with the vote of this majority in any vote of our common stockholders.

For so long as the Class B stockholders own 20% of the total number of shares of our common stock outstanding, they will be able to exercise control over all matters requiring the approval of our stockholders, including the election of our directors, the approval of significant corporate transactions and the declaration and payment of dividends.

In addition, pursuant to this Class B stockholders’ agreement, each holder of shares of Class B common stock has agreed that (i) the holder will not transfer any shares of Class B common stock to any person unless the holder transfers an equal number of Class B units to the same person; and (ii) in the event the holder transfers any Class B units to any person, the holder will transfer an equal number of shares of Class B common stock to the same person.

Dividend Rights

Our Class B stockholders do not participate in any dividends declared by our board of directors.

Liquidation Rights

Upon our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors and to holders of preferred stock having liquidation preference if any, Class B stockholders will only be entitled to receive the par value of our Class B common stock.

Other Matters

In the event of our merger or consolidation with or into another company in connection with which shares of Class B common stock are converted into, or exchangeable for, shares of stock, other securities or property (including cash), all Class B stockholders will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash); provided, that if shares of Class B common stock are exchanged for shares of capital stock, such shares exchanged for, or changed into, may differ to the extent that the shares of our Class A common stock and Class B common stock differ.

No shares of Class B common stock will have preemptive rights to purchase additional shares of Class B common stock.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders.

The authority of our board of directors to issue preferred stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

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Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions which may have the effect of delaying, deterring or preventing a future takeover or change in control of our company. These provisions include the following:

Issuance of Preferred Stock.  Our board of directors is authorized to issue 200 million shares of preferred stock and determine the powers, preferences and special rights of any unissued series of preferred stock, including voting rights, dividend rights, and terms of redemption, conversion rights and the designation of any such series, without the approval of our stockholders. As a result, our board of directors could issue preferred stock quickly and easily, which could adversely affect the rights of holders of our common stock. Our board of directors could issue the preferred stock with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Elimination of Stockholder Action by Written Consent.  Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Elimination of the Ability to Call Special Meetings.  Our amended and restated bylaws provide that, except as otherwise required by law or our amended and restated certificate of incorporation, special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors, a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings, or by the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Advance Notice Procedures for Stockholder Proposals.  Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting, or brought before the meeting by, or at the direction of, our board, or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.

Removal of Directors; Board of Directors Vacancies.  Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as required by law and subject to the rights, if any, of preferred stockholders, members of our board of directors may not be removed without cause. Our amended and restated bylaws further provide that, except as otherwise required by law or our amended and restated certificate of incorporation, only our board of directors may fill vacant directorships. These provisions would prevent a stockholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such stockholder’s own nominees.

Amendment of Certificate of Incorporation and Bylaws.  The General Corporation Law of the State of Delaware, or DGCL, provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend or repeal a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation generally requires the approval of the holders of at least two-thirds of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors to amend any provisions of our certificate of incorporation relating to (i) the elimination of the ability of stockholder to act by written consent, (ii) the removal of directors and vacant directorships, or (iii) the amendment of our certificate of incorporation or bylaws. Our amended and restated certificate of incorporation and bylaws provide that the holders of at least two-thirds of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors have the power to amend or repeal our bylaws. In addition, our amended and restated certificate of incorporation grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation.

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The foregoing provisions of our amended and restated certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our equity securities and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management, or delaying or preventing a transaction that might benefit you or other minority stockholders.

Section 203 of the DGCL

We are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. We have elected not to be bound by Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;
•	any transaction from which the director derived an improper personal benefit; or
•	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “PZN.”

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DESCRIPTION OF DEBT SECURITIES

We may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a financial institution acting as a trustee. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior or subordinated;

•	whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining the same;

•	the interest rate(s) or the method for determining the same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions, including at our option or at the option of the holders;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of US$2,000 and any integral multiples in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

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Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock or debt securities or other securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants (which may include a cashless exercise). Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see the section entitled “Where You Can Find More Information.” We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights or the formula for determining such price;

•	the number of subscription rights issued to each security holder;

•	the number and terms of each share of common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights, which may amend any of the terms described herein;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see the section entitled “Where You Can Find More Information” of this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock, debt securities or other securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.”

The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, debt securities, or other securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of any material U.S. federal income tax considerations applicable to the purchase contracts or purchase units;

•	whether the purchase contracts will be issued in fully registered global form; and

•	any other terms of the contracts, which may amend any of the terms described herein.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see section entitled “Where You Can Find More Information” of this prospectus. We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

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SELLING STOCKHOLDERS

The selling stockholders named in this prospectus may offer to sell from time to time in the future up to an aggregate of 39,143,367 shares of our Class A common stock, par value $0.01 per share. As of the date of this prospectus, the selling stockholders collectively hold 769,427 of these shares of our Class A common stock. The remaining shares of our Class A common stock may be issued to the selling stockholders upon their election to exchange an equivalent number of Class B Units of our operating company pursuant to the terms and subject to the conditions set forth in the operating agreement of our operating company. These Class B Units were issued to the selling stockholders (i) in connection with the reorganization of our operating company and the concurrent initial public offering of our Class A common stock on October 30, 2007, (ii) as equity incentive awards or bonus amounts under the PIM LLC Amended and Restated 2006 Equity Incentive Plan or the Pzena Investment Management, LLC Amended and Restated Bonus Plan, as amended, respectively, or (iii) in connection with donations by certain of our executive officers. Pursuant to the exchange provisions of our operating company's operating agreement, we are required to designate at least one date on or before October 30th of each year on which all holders of Class B Units are permitted to exchange their vested Class B Units for an equivalent number of shares of our Class A common stock, subject to certain exceptions and other limitations. To the extent that any of the selling stockholders elect to exchange any of these Class B Units for shares of our Class A common stock, they may resell the equivalent number of shares of Class A common stock issued to them in exchange therefor pursuant to this prospectus, in addition to any of the shares of our Class A common stock collectively held by them as of the date of the relevant prospectus supplement.

The selling stockholders named below consist of each of our current executive officers and their estate planning vehicles and donees. The selling stockholders may sell all, some or none of their Class A common stock in this offering. See section entitled "Plan of Distribution" of this prospectus.

The table below describes each selling stockholder's beneficial ownership of our Class A common stock and Class B common stock (i) as of the date of this prospectus supplement and (ii) assuming each selling stockholder has exchanged all Class B Units currently beneficially owned by it for the equivalent number of shares of our Class A common stock and resold all such shares of our Class A common stock pursuant to this prospectus.

Each share of our Class A common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders. Each share of our Class B common stock, par value $0.00001 per share, is entitled to five votes per share on all matters submitted to a vote of our stockholders. Upon the issuance by our operating company of a Class B Unit, we are required to issue the holder thereof one share of our Class B common stock. Upon the exchange of a Class B Unit for a share of our Class A common stock, the share of our Class B common stock originally issued in connection with the Class B Unit is automatically redeemed and canceled.

Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus if and when necessary.

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Beneficial Ownership Prior to this Offering(1)						Beneficial Ownership After this Offering(1)(2)
Name and Address of Selling Stockholder(3)	Number of Shares of Class A Common Stock (Column A)	Number of Shares of Class B Common Stock (Column B)	Percentage of Class A Common Stock (Column C)	Percentage of Class B Common Stock (Column D)	Number of Shares of Class A Common Stock that may be sold in this Offering(4) (Column E)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock	Percentage of Class A Common Stock	Percentage of Class B Common Stock
Fidelity Investments Charitable Gift Fund	—	505,000	—	*	505,000	—	—	—	—
Richard S. Pzena, Chairman, Chief Executive Officer, Co-Chief Investment Officer	4,206(5)	24,328,620 (6) (7)	*	45.7	17,848,868	4,100(5)	221,258 (6) (7)	*	*
The Aaron Pzena Family Trust(8)	—	1,564,650	—	3.0	1,564,650	—	—	—	—
The Michele Pzena Family Trust(9)	—	1,564,650	—	3.0	1,564,650	—	—	—	—
The Eric Pzena Family Trust(10)	—	1,564,650	—	3.0	1,564,650	—	—	—	—
The Daniel Pzena Family Trust(11)	—	1,564,650	—	3.0	1,564,650	—	—	—	—
John P. Goetz, President, Co-Chief Investment Officer	—	5,801,755 (6) (7)	—	10.9	4,892,785	—	200,000 (7)	—	*
The Rachel Theresa Goetz Trust (12)	—	354,485	—	*	354,485	—	—	—	—
The Carrie Esther Goetz Trust (12)	—	354,485	—	*	354,485	—	—	—	—
William L. Lipsey, President, Marketing and Client Service	—	5,312,910(6)(7)	—	10.0	3,841,490	—	200,000(7)	—	*
The William Lipsey Dynasty Trust (13)	—	1,271,420	—	2.4	1,271,420	—	—	—	—
Antonio DeSpirito, III, Executive Vice President	850,737(14)	1,014,621(7)	6.8	1.9	1,345,358	250,000(14)	270,000(7)	2.0	*
Michael D. Peterson, Executive Vice President	120,000	2,336,392(6)(7)	*	4.4	2,036,392	—	—	—	—
The Michael D. Peterson 2009 Grantor Retained Annuity Trust(15)	—	210,000	—	*	210,000	—	—	—	—
The Sarah M. Peterson 2009 Grantor Retained Annuity Trust (16)	—	210,000	—	*	210,000	—	—	—	—
Gary J. Bachman	44,484(17)	—	*	—	44,484	—	—	—	—

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* Less than one percent.

____________________________

(1)	Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares. In calculating the number of shares beneficially owned by each selling stockholder prior to and after this offering, we have based our calculations on 12,176,592 shares of Class A common stock and 52,980,621 shares of Class B common stock, in each case outstanding as of April 25, 2014.

(2)	Assumes the sale of all shares of Class A common stock offered by the selling stockholder pursuant to this prospectus.

(3)	The address of each selling stockholder (other than Fidelity Investments Charitable Gift Fund) is c/o Pzena Investment Management, Inc., 120 West Forty Fifth Street, New York, New York 10036. The address of Fidelity Investments Charitable Gift Fund is 200 Seaport Boulevard, Boston, Massachusetts 02210.

(4)	As of the date of this prospectus, each of the selling stockholders holds a number of Class B Units that is equivalent to the number of shares of Class B common stock listed in Column B above. Since these Class B Units are exchangeable for an equivalent number of shares of Class A common stock which may be resold pursuant to this prospectus, the number of shares of Class A common stock listed in this Column E includes the number of shares of Class A common stock issuable to each selling stockholder upon its election to exchange this number of Class B Units.

Excludes Class B Units owned by certain selling stockholders which are not included in this prospectus.

(5)	Includes 4,100 shares of our Class A common stock held by the selling stockholder's spouse.

(6)	Includes the number of shares of our Class B common stock listed below that are directly held by certain trusts established for estate planning purposes by the selling stockholders named below, as well as Class B common stock held by Mr. Pzena's spouse. In the case of certain trusts established by Mr. Pzena, Mr. Pzena may be deemed to beneficially own the shares directly held by these trusts because he may be considered to share dispositive power over securities held by these trusts, along with their respective trustees, pursuant to the terms of the applicable trust agreements. Each of the selling stockholders listed below disclaims beneficial ownership of the number of shares of Class B common stock and the corresponding Class B Units (including the shares of Class A common stock underlying these Class B Units) held by the applicable trusts, and in the case of Mr. Pzena, additionally those held by his spouse.

Selling Stockholder	Number of Shares of Class B Common Stock Held by Trust(s)	Number of Shares of Class B Common Stock Otherwise Held Indirectly
Richard S. Pzena	6,258,600	21,258 (held by spouse)
John P. Goetz	708,970	—
William L. Lipsey	1,271,420	—
Michael D. Peterson	420,000	—

(7)	Set forth below opposite the selling stockholder's name are options to purchase a number of Class B Units, and in certain cases Class B Units which are not included in this prospectus.

Selling Stockholder	Options to Acquire Class B Units
Richard S. Pzena	200,000
John P. Goetz	200,000
William L. Lipsey	200,000
Antonio DeSpirito, III	270,000

(8)	William Greenblatt is the Trustee of this Trust. As the Trustee, he may be deemed to be a beneficial owner of the shares held by this Trust.

(9)	Laura Pzena is the Trustee of this Trust. As the Trustee, she may be deemed to be a beneficial owner of the shares held by this Trust.

(10)	Robin Pzena is the Trustee of this Trust. As the Trustee, she may be deemed to be a beneficial owner of the shares held by this Trust.

(11)	Jeffrey Pzena and William Pearce are the Trustees of this Trust. As the Trustees, each of them may be deemed to be a beneficial owner of the shares held by this Trust.

(12)	Gary Bachman is the Trustee of this Trust. As the Trustee, he may be deemed to be a beneficial owner of the shares held by this Trust.

(13)	Amy Lipsey is the Trustee of this Trust. As the Trustee, she may be deemed to be a beneficial owner of the shares held by this Trust.

(14)	Includes options to purchase 250,000 shares of Class A common stock which are currently exercisable.

(15)	Sarah M. Peterson and Tobi Zemsky are Trustees of this Trust. As the Trustees, each of them may be deemed to be the beneficial owners of the shares held by this Trust.

(16)	Michael D. Peterson and Tobi Zemsky are Trustees of this Trust. As the Trustees, each of them may be deemed to be the beneficial owners of the shares held by this Trust.

(17)	Includes 18,535 Shares of Class A Common Stock which vest on January 1, 2015.

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PLAN OF DISTRIBUTION

We and the selling stockholders may sell all or a portion of the securities offered hereby from time to time in the future directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, we or the selling stockholders will be proportionately responsible for underwriting discounts or commissions or agent's commissions. These sales may be effected in transactions, which may involve crosses or block transactions through:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	the over-the-counter market;
•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts, prepaid forward contracts and the writing of options.

We or the selling stockholders may also enter into hedging transactions. For example, we or the selling stockholders may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use common stock received from us to close out its short positions;
•	sell securities short and redeliver such shares to close out our short positions;
•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

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A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including, without limitation:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	whether the securities will be sold on a variable or fixed price basis;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Sale through Underwriters or Broker-Dealers

If we or the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from us or the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

We or the selling stockholders may pledge or grant a security interest in some or all of the warrants, or securities owned by us or them, respectively, and, if we or they default in the performance of our or their secured obligations, respectively, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the under the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. We or the selling stockholders may also transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

We, the selling stockholders and any broker-dealer participating in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

Once sold under the shelf registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates. Any underwriters to whom we or the selling stockholders sell shares of our Class A common stock for public offering and sale may make a market in those shares, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any of the securities that we offer.

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Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities directly. In this case, no underwriters or agents would be involved. We or the selling stockholders may also sell the securities through agents designated by us or the selling stockholders, respectively, from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless stated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any sales of these securities will be described in the applicable prospectus supplement.

At-the-Market Offerings

We or the selling stockholders may also sell the securities offered by any applicable prospectus supplement in "at-the-market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If so indicated in the applicable prospectus supplement, we or the selling stockholders may authorize agents, underwriters or broker-dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification; Other Relationships

We or the selling stockholders may have agreements with the underwriters, broker-dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, broker-dealers, agents or remarketing firms may be required to make. Underwriters, broker-dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

We will not receive any cash proceeds from the sale by the selling stockholders of shares of our Class A common stock pursuant to this prospectus. Each selling stockholder will bear the cost of any underwriting discounts and selling commissions related to their respective offering and sale of securities pursuant to this prospectus. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We, our affiliates and our respective directors, officers, employees, agents and control persons may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we or they may be entitled to contribution.

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Fees and Commissions

In compliance with Financial Industry Regulatory Authority, Inc. ("FINRA"), guidelines, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

General

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that we or any selling stockholders will sell any or all of the securities registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We, the selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act ("Regulation M"), which may limit the timing of purchases and sales of any securities by us, the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated statements of financial condition of Pzena Investment Management, Inc. as of December 31, 2012 and 2013, and the related consolidated statements of operations, changes in equity, and cash flows of Pzena Investment Management, Inc. for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference in this prospectus and registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We file electronically with the SEC our annual reports on Form 10-K, quarterly interim reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC file number is 001-33761. These reports are available free of charge through our website as soon as reasonably practicable after we electronically file or furnish them to the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC's website can be found at http://www.sec.gov.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after this registration statement is declared effective, and before the end of any offering made under this prospectus will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed document. We incorporate by reference the following information that has been filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 12, 2014;
•	our current reports on Form 8-K filed with the SEC on January 7, 2014, January 30, 2014, February 7, 2014, March 7, 2014 and April 7, 2014; and
•	the description of our Class A common stock, which is contained in the registration statement on Form 8-A filed with the SEC on October 23, 2007.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requester. Requests for this information must be made to our General Counsel, Joan Berger, at 120 West Forty Fifth Street, New York, NY 10036, or by telephone at (212) 355-1600.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by Pzena Investment Management, Inc. (the "Registrant") in connection with the securities being registered hereby. All the amounts shown are estimates, except for the SEC registration fee.

Amount to be paid*
SEC Registration Fee	$19,939.46
Transfer agent/Trustee fees and expenses	5,000.00
Accounting Fees and Expenses	100,000.00
Legal Fees and Expenses	150,000.00
Printing	25,000.00
Miscellaneous Expenses	2,000.00
Total	301,939.46

__________________________________________

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law") provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, such corporation), by reason of the fact that such person is, or was, an officer, director, employee or agent of such corporation, or is, or was, serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually, and reasonably incurred, by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation's best interests and, for any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by, or in the right of, the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

In accordance with Section 102(b)(7) of Delaware Law, the Registrant's Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of its directors' violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant and its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the Registrant's Amended and Restated Certificate of Incorporation authorizes it to purchase and maintain insurance to protect the Registrant and any of its directors, officers, employees or agents, or another business entity, against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, regardless of whether the Registrant would have the power to indemnify such person under its bylaws or Delaware Law.

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The Registrant maintains directors' and officers' liability insurance, which covers directors and officers against certain claims or liabilities arising out of the performance of their duties, and it intends to maintain this insurance in place. In addition, the Registrant has entered into indemnification agreements with each of its directors. These agreements provide, in general, that the Registrant indemnify, and pay expenses on behalf of, these persons to the fullest extent permitted by applicable law.

The indemnification provisions noted above may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act, as amended.

Item 16. Exhibits.

Exhibit Number	Exhibits
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of Pzena Investment Management, Inc., effective as of October 30, 2007 (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed by Pzena Investment Management, Inc. on December 5, 2007).
3.2	Amended and Restated Bylaws of Pzena Investment Management, Inc., effective as of October 30, 2007 ( incorporated by reference to Exhibit 3.2 exhibit to our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on December 5, 2007).
4.1	Specimen Certificate for the Class A Common Stock of Pzena Investment Management, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Form S-1 filed by Pzena Investment Management, Inc. on October 22, 2007).
4.2	Resale and Registration Rights Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc. and the Holders named on the signature pages thereto (incorporated by reference to Exhibit 4.3 to the Form 10-Q filed by Pzena Investment Management, Inc. on December 5, 2007).
4.3	Form of Debt Securities Indenture.
4.4	Specimen Preferred Stock Certificate.*
4.5	Form of Debt Security.*
4.6	Form of Warrant Agreement (including form of Warrant Certificate).*
4.7	Form of Purchase Contract.*
4.8	Form of Purchase Unit.*
4.9	Form of Subscription Right.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of KPMG LLP, independent registered public accounting firm (previously filed).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney for Messrs. Goetz, Lipsey, Galbraith, Greenblatt, Meyerowich and Johnston (previously filed).
25.1	Form T-1 of Eligibility under the Trust Indenture Act of 1939 of Debt Indenture Trustee under the Debt Securities Indenture.*

________________________________

*	To be incorporated by reference from documents to be filed with the SEC under the Exchange Act.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(D)The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(E) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on April 25, 2014.

PZENA INVESTMENT MANAGEMENT, INC.

By:	/s/ Gary J. Bachman
Name: Gary J. Bachman
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors, Chief Executive	April 25, 2014
Richard S. Pzena	Officer and Co-Chief Investment Officer (Principal Executive Officer)

/s/ Gary J. Bachman	Chief Financial Officer	April 25, 2014
Gary J. Bachman	(Principal Financial and Accounting Officer)

*	Director	April 25, 2014
John P. Goetz

*	Director	April 25, 2014
William L. Lipsey

*	Director	April 25, 2014
Steven M. Galbraith

*	Director	April 25, 2014
Joel M. Greenblatt

*	Director	April 25, 2014
Richard P. Meyerowich

*	Director	April 25, 2014
Charles D. Johnston

* By:	/s/ Gary J. Bachman
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Exhibits
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of Pzena Investment Management, Inc., effective as of October 30, 2007 (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed by Pzena Investment Management, Inc. on December 5, 2007).
3.2	Amended and Restated Bylaws of Pzena Investment Management, Inc., effective as of October 30, 2007 ( incorporated by reference to Exhibit 3.2 exhibit to our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on December 5, 2007).
4.1	Specimen Certificate for the Class A Common Stock of Pzena Investment Management, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Form S-1 filed by Pzena Investment Management, Inc. on October 22, 2007).
4.2	Resale and Registration Rights Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc. and the Holders named on the signature pages thereto (incorporated by reference to Exhibit 4.3 to the Form 10-Q filed by Pzena Investment Management, Inc. on December 5, 2007).
4.3	Form of Debt Securities Indenture.
4.4	Specimen Preferred Stock Certificate.*
4.5	Form of Debt Security.*
4.6	Form of Warrant Agreement (including form of Warrant Certificate).*
4.7	Form of Purchase Contract.*
4.8	Form of Purchase Unit.*
4.9	Form of Subscription Right.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of KPMG LLP, independent registered public accounting firm (previously filed).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney for Messrs. Goetz, Lipsey, Galbraith, Greenblatt, Meyerowich and Johnston (previously filed).
25.1	Form T-1 of Eligibility under the Trust Indenture Act of 1939 of Debt Indenture Trustee under the Debt Securities Indenture.*

_____________________

*	To be incorporated by reference from documents to be filed with the SEC under the Exchange Act.

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